Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan of our report dated March 3, 2016, with respect to the consolidated financial statements of K2M Group Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
June 14, 2016